UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 12, 2025

Nuvectis Pharma, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-41264 (Commission File Number)	86-2405608 (IRS Employer Identification No.)

1 Bridge Plaza Suite 275

Fort Lee, NJ 07024

(Address of Principal Executive Offices)

(201) 614-3150

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Class	Trading Symbol(s)	Exchange Name
Common Stock	NVCT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On Thursday, June 12, 2025, at 10:00 a.m. Eastern Time, by means of an online meeting platform, Nuvectis Pharma, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). Stockholders representing 14,605,167, or 61.86%, of the 23,606,443 shares of common stock outstanding on the record date of April 14, 2025, were present in person or by proxy, constituting a quorum under applicable law. Proxies were solicited by the Company pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. Each of the proposals below are described in detail in the Company’s definitive proxy statement on Schedule 14A for the 2025 Annual Meeting, filed with the SEC on April 28, 2025. At the 2025 Annual Meeting, all of the proposals were approved.

The results are as follows:

Proposal 1

The votes with respect to the election of the Class III director to hold office until the 2028 annual meeting was as follows:

Director	Votes For	Votes Against	Abstentions / Votes Withheld	Broker Non-Votes
James Oliviero	9,882,555	240,327	782	4,481,503

Proposal 2

The vote with respect to the ratification of Kesselman & Kesselman as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, was as follows:

Votes For	Votes Against	Abstentions / Votes Withheld	Broker Non-Votes
14,561,983	40,324	2,860	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuvectis Pharma, Inc.
(Registrant)

Date: June 13, 2025
	By:	/s/ Ron Bentsur
Ron Bentsur
Chairman, Chief Executive Officer and President